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                                                                     EXHIBIT 4.2

                          MARKET STAND-OFF AGREEMENT


                            Effective July 31, 1996


MagiNet Corporation
Lehman Brothers Inc.
Hambrecht & Quist
Salomon Brothers Inc.

Ladies and Gentlemen:

     The undersigned understands that Lehman Brothers, Inc., Hambrecht & Quist and Salomon Brothers, Inc. as the representatives (the "Representatives") of the several underwriters (the "Underwriters"), propose to enter into an underwriting agreement (the "Underwriting Agreement") with MagiNet Corporation (the "Company") providing for the public offering (the "Public Offering") by the Underwriters of Common Stock of the Company (the "Common Stock") pursuant to the Company's Registration Statement to be filed with the Securities and Exchange Commission on or about August 25, 1996 (the "Registration Statement").

     In consideration of the Underwriters' agreement to purchase and undertake the Public Offering of the Company's Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of Lehman Brothers, Inc., the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights (collectively, a "Disposition") with respect to any share of Common Stock or any securities convertible into or exchangeable for Common Stock of the Company (including, without limitation, Common Stock of the Company that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Stock that may be issued upon exercise of a stock option or warrant) (collectively, the "Securities") now beneficially owned or hereafter beneficially acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, for a period of 180 days after the date of the final Prospectus (the "Lock-Up Period").

     The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of the Securities during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Securities or with respect to any security that includes, relates to or derives any significant part of its value from the Securities.
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MagiNet Corporation, Lehman Brothers Inc., Hambrecht & Quist,
Salomon Brothers Inc.
July 31, 1996
Page 2



     Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by the undersigned except in compliance with this Market Stand-Off Agreement.

     Notwithstanding this Market Stand-Off Agreement, if the undersigned is an individual, he or she may transfer any or all of his or her Securities either during his or her lifetime or on death by gift, will or intestacy, to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided,
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however, that in any such case it shall be a condition to the transfer that the
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transferee execute an agreement stating that the transferee is receiving and holding the Securities subject to the provisions of this Agreement, and there shall be no further transfer of such Securities except in accordance with this Agreement.

     The undersigned understands that the Company and the Underwriters will proceed with the Public Offering in reliance on this Market Stand-Off Agreement and further agrees that its obligations hereunder shall be assignable by the Underwriters to any subsequent underwriter selected by the Company in connection with a firmly underwritten inital public offering of the Company's Common Stock.

                              Very truly yours,


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                              (Signature)

                              -------------------------------------------
                              (Print Name)

                              -------------------------------------------
                              (Title)


                              Address:
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MagiNet Corporation, Lehman Brothers Inc., Hambrecht & Quist,
Salomon Brothers Inc.
July 31, 1996
Page 3




                [MagiNet Corporation Market Stand-Off Agreement]